EXHIBIT 10.3

Reaffirmation of Pledge Agreement

The undersigned, FelCor Holdings Trust, a Massachusetts business trust (the “Pledgor”), the assignor under the Pledge Agreement, dated as of October 31, 2006 (the “Pledge Agreement”), in favor of JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”) and each of the Secured Parties (as defined in the Collateral Agency Agreement) who is or may become a party to that certain Credit Agreement, dated as of December 12, 2005, as amended (the “Original Credit Agreement”), by and among FelCor Lodging Trust Incorporated (“FelCor Trust”) and FelCor Lodging Limited Partnership (“FelCor Partnership”, together with FelCor Trust, the “Borrowers”), Collateral Agent and each of the lenders party thereto (the “Lenders”) hereby (i) acknowledges the Amended and Restated Credit Agreement dated as of August 16, 2007, by and among Borrowers, Collateral Agent, Citicorp North America, Inc., as syndication agent and certain of the Lenders (the “Amended and Restated Credit Agreement”) which amends and restates the Original Credit Agreement in its entirety, (ii) reaffirms the pledge of the LP Units, the Assigned Interests, the Cash Collateral Account and all of the Cash Collateral as security for the payment and performance when due of all of the Secured Obligations under the Original Credit Agreement and the other Credit Documents, and (iii) confirms that the Pledge Agreement shall remain in full force and effect after giving effect to the Amended and Restated Credit Agreement. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Pledge Agreement.

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A/72152627.3

Executed as of this 16th day of August, 2007.

FELCOR HOLDINGS TRUST

By:    /s/Larry J. Mundy

Name: Larry Mundy
Title:	Trustee

By:    /s/Lester C. Johnson

Name: Lester C. Johnson
Title:	Trustee

A/72152627.3